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                              AMENDMENT AGREEMENT NO. 2

                                          to

                               INTERCREDITOR AGREEMENT




                              Dated as of March 1, 1996


                                        Among


                          SANWA BUSINESS CREDIT CORPORATION,

                                       as Agent

                   THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY,

                                the Senior Noteholder

                                         and

                  FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 as Collateral Agent

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Middleby Marshall Inc.
Amendment Agreement No. 2
to Intercreditor Agreement


                              AMENDMENT AGREEMENT NO. 2
                              TO INTERCREDITOR AGREEMENT

    Reference is made to that certain Intercreditor Agreement dated as of January 10, 1995 as amended by that certain Amendment Agreement dated as of March 1, 1995 (as so amended, the "ORIGINAL INTERCREDITOR AGREEMENT"), among Sanwa Business Credit Corporation, a Delaware corporation, acting in its capacity as agent (in such capacity, the "AGENT") for and on behalf of the various financial institutions (collectively, the "LENDERS") which are, or may from time to time hereafter become, parties to the Loan Agreement, The Northwestern Mutual Life Insurance Company (the "SENIOR NOTEHOLDER") and First Security Bank of Utah, National Association, acting in its individual capacity for purposes of clause (a) of Section 3 of the Intercreditor Agreement and otherwise in its capacity as intercreditor collateral agent for the Senior Creditors (together with its successors and assigns, the "COLLATERAL AGENT") and First Security Bank of Utah, National Association, in its capacity as security trustee under the Noteholder Security Documents (the "SECURITY TRUSTEE").
Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Original Intercreditor Agreement.

    The Agent and the Senior Noteholder desire to amend certain provisions of the Original Intercreditor Agreement and, upon the execution and delivery of this Amendment Agreement No. 2 to Intercreditor Agreement by the Agent, the Senior Noteholder and the Collateral Agent, the following provisions of the Original Intercreditor Agreement shall be amended as of the date hereof as follows:

SECTION 1.    AMENDMENT.

    SECTION 1.1.   AMENDMENT OF SECTION 1(a).  The following definitions in
Section 1(a) of the Original Intercreditor Agreement


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are hereby amended in their entirety so that the same shall henceforth read as follows:
         "BORROWERS" shall mean MMI, AAI, Victory and Victory International.

         "JAPANESE SUBSIDIARY" shall mean a Subsidiary yet to be created which will be a corporation duly organized under the laws of Japan, and any Person who succeeds to all, or substantially all, of the assets of such Subsidiary.

         "MPC" shall mean Middleby Philippines Corporation, a Republic of the Philippines corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Middleby Philippines Corporation.

         "NOTEHOLDER'S SENIOR COLLATERAL" shall mean the collateral described in Exhibit A attached hereto and made a part hereof, together with all accounts, equipment, general intangibles, monies, litigation proceeds, additions, records, proceeds and products relating to such Intellectual Property Collateral, all as described in the Patent and Trademark Security Agreements.

         "PLEDGE AGREEMENTS" shall mean the Pledge Agreement dated as of January 9, 1995 from MMI to the Collateral Agent relating to the capital stock of AAI owned by MMI, the Pledge Agreement dated as of March 1, 1996 from Victory International to the Collateral Agent relating to the capital stock of Victory owned by Victory International, and a Pledge Agreement dated as of March 1, 1996 from MMI to the Collateral Agent relating to the capital stock of Victory International owned by MMI, a Pledge Agreement to be dated as of March 1, 1996 from MMI to the Collateral Agent relating to the capital stock of MPC owned by MMI, a Pledge Agreement to be dated as of the date of execution and delivery thereof from MMI to the


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    Collateral Agent relating to the capital stock of the Taiwanese
    Subsidiary owned by MMI, a Pledge Agreement to be dated as of the date of execution and delivery thereof from MMI to the Collateral Agent relating to the capital stock of the Japanese Subsidiary owned by MMI, and any other agreement delivered by MMI or any Subsidiary thereof delivered subsequent to the date hereof pursuant to the terms of the Financing Documents.

         "TAIWANESE SUBSIDIARY" shall mean a Subsidiary yet to be created which will be a corporation duly organized under the laws of Taiwan, and any Person who succeeds to all, or substantially all, of the assets and business of such Subsidiary.

         "VICTORY" shall mean Victory Refrigeration Company, a Delaware corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Victory Refrigeration Company.

         "VICTORY INTERNATIONAL" shall mean Victory International, Inc., a Delaware corporation and parent corporation of Victory, and any Person who succeeds to all, or substantially all, of the assets and business of Victory International Inc.

SECTION 2.    MISCELLANEOUS.

    SECTION 2.1. EXECUTION IN COUNTERPARTS. Two or more duplicate originals of this Amendment Agreement No. 2 to Intercreditor Agreement may be signed by the parties hereto, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment Agreement No. 2 to Intercreditor Agreement may be executed in one or more counterparts and will be effective (as of the effective date set forth below), when at least one counterpart has been executed by the Agent, the Senior Noteholder and the Collateral Agent, and each set of


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counterparts which, collectively, show execution by each such party shall constitute one duplicate original.


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    SECTION 2.2.   GOVERNING LAW.  This Amendment Agreement No. 2 to
Intercreditor Agreement shall be governed by and construed in accordance with Illinois law.

    SECTION 2.3. CAPTIONS. The descriptive headings of the various Sections or parts of this Amendment Agreement No. 2 to Intercreditor Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

    SECTION 2.4. RATIFICATION OF INTERCREDITOR AGREEMENT. Except as herein expressly amended, all other terms and provisions of the Original Intercreditor Agreement shall remain unchanged and are in all respects ratified, confirmed and approved. If and to the extent that any of the terms or provisions of the Original Intercreditor Agreement are in conflict or inconsistent with any of the terms or provisions of this Amendment Agreement No. 2 to Intercreditor Agreement, this Amendment Agreement No. 2 to Intercreditor Agreement shall govern.

    This Amendment Agreement No. 2 to Intercreditor Agreement shall be effective as of March 28, 1996.


Signature                                   SANWA BUSINESS CREDIT CORPORATION,
                                               as Agent
                                            By

                                            Its

                                            THE NORTHWESTERN MUTUAL LIFE
                                               INSURANCE COMPANY, as Senior
                                               Noteholder

                                            By


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                                            Its

                                            FIRST SECURITY BANK OF UTAH,
                                               NATIONAL ASSOCIATION, as
                                               Collateral Agent and
                                               Security Trustee

                                            By

                                            Its


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Accepted and Acknowledged by:

                                            MIDDLEBY MARSHALL INC.

                                            By


                                            Its

                                            ASBURY ASSOCIATES, INC.

                                            By


                                            Its

                                            VICTORY REFRIGERATION COMPANY

                                            By


                                            Its

                                            VICTORY INTERNATIONAL, INC.

                                            By


                                            Its


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